Exhibit 99.1

NEWS RELEASE

VIAVI to Acquire Cobham AvComm and Wireless Test and Measurement Businesses

•	Strengthens VIAVI’s position in the emerging 5G wireless deployment market

•	Diversifies VIAVI’s T&M business into military, public safety and avionics test markets

•	Upon closing, adds more than $200 million in annualized revenue, meaningfully accretive to both free cash flow and non-GAAP EPS, and monetizes VIAVI’s NOLs

San Jose, Calif., February 1, 2018 – (NASDAQ: VIAV) Viavi Solutions Inc. (“VIAVI”) today announced that it has signed a definitive agreement to acquire the Test and Measurement business of Cobham plc (LSE: COB) (“Cobham T&M”) for $455 million cash consideration, subject to certain customary closing adjustments. The acquisition has been approved by the Board of Directors of each company and is expected to close during the second half of VIAVI’s fiscal year 2018, subject to obtaining clearance under the Hart-Scott-Rodino Antitrust Improvements Act, as well as other customary closing conditions.

The transaction significantly strengthens VIAVI’s competitive position in 5G deployment and diversifies the company into military, public safety and avionics test markets. Cobham AvComm and Wireless T&M is the leader in comprehensively testing communication service providers’ networks from the radio access network through to the network core. It has also served military, public safety and aviation markets for decades with its trusted land-mobile radio and avionics test solutions. The business generated more than $200 million of revenues in calendar year 2017.

“This combination is another step in our NSE strategy of driving operational scale and monetizing our NOL assets,” said Oleg Khaykin, President and CEO of VIAVI. “Cobham AvComm and Wireless T&M are recognized leaders with a world-class team that has a long track record of successfully bringing innovative solutions to market. Together, we expect new opportunities to grow through channel expansion and technology sharing as we address rapidly emerging opportunities in 5G, software-defined and virtualized test.”

Upon closing, the transaction is expected to be meaningfully accretive to VIAVI’s free cash flow and non-GAAP earnings per share and monetize net operating losses (NOLs).

About Viavi Solutions

VIAVI (NASDAQ: VIAV) is a global provider of network test, monitoring and assurance solutions to communications service providers, enterprises and their ecosystems, supported by a worldwide channel community including VIAVI Velocity Solution Partners. We deliver end-to-end visibility across physical, virtual and hybrid networks, enabling customers to optimize connectivity, quality of experience and profitability. VIAVI is also a leader in high performance thin film optical coatings, providing light management solutions to anti-counterfeiting, consumer electronics, automotive, defense and instrumentation markets. Learn more about VIAVI at www.viavisolutions.com. Follow us on VIAVI Perspectives, LinkedIn, Twitter, YouTube and Facebook.

About Cobham
Cobham is a leading global technology and services innovator, respected for providing solutions to the most challenging problems, from deep space to the depths of the ocean. Cobham employs around 11,000 people on five continents, and have customers and partners in over 100 countries, with market leading positions in: wireless, audio, video and data communications, including satellite communications; defence electronics; air-to-air refueling; aviation services; life support and mission equipment.

Advisors
Qatalyst Partners is acting as exclusive financial advisor to VIAVI and Fried, Frank, Harris, Shriver & Jacobson is serving as legal counsel. Evercore is acting as exclusive financial advisor to Cobham and Bond, Schoeneck & King PLLC and Baker & MacKenzie LLP are serving as legal counsel to Cobham.

Safe Harbor
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements include, but are not limited to, information regarding the ability of VIAVI and the seller to complete the acquisition, including the satisfaction of the conditions to the consummation of the acquisition, and the expected estimated and anticipated impact of the transaction of VIAVI’s future results of operations. These forward-looking statements involve risks and uncertainties that could cause VIAVI’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing; unforeseen changes in future revenues, earnings and profitability of VIAVI or Cobham T&M; the risk that VIAVI is not able to realize the savings or benefits expected from integration of Cobham T&M; the risk that the required regulatory approvals for the proposed acquisition are not obtained, are delayed or are subject to conditions that are not anticipated; and those risks and uncertainties discussed in VIAVI’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 29, 2017 and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 8, 2017. The forward-looking statements included in this release are valid only as of today’s date except where otherwise noted. Viavi Solutions Inc. undertakes no obligation to update these statements.

Investors Contact:    Bill Ong, 408-404-4512; bill.ong@viavisolutions.com
Press Contact:    Amit Malhotra, 202-341-8624; amit.malhotra@viavisolutions.com

Source: VIAVI Financials